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                                                    OHS DRAFT 11/21/97



                              MADE2MANAGE SYSTEMS, INC.
                          2,250,000 Shares of Common Stock*

                                UNDERWRITING AGREEMENT

                                            __________ __, 1997

First Albany Corporation
Van Kasper & Company
RvR Securities Corp.,
As Representatives of
   the several Underwriters
c/o First Albany Corporation
One Penn Plaza, 42nd Floor
New York, NY  10119

Ladies and Gentlemen:

    Section 1. INTRODUCTORY. Made2Manage Systems, Inc., an Indiana corporation (the "Company"), has an authorized capital stock consisting of 10,000,000 shares, no par value, of Common Stock ("Common Stock") and 3,662,111 shares, no par value, of Preferred Stock, of which 1,479,824 shares were outstanding as of October 15, 1997. The Company, and the persons named in Schedule II (the "Primary Selling Shareholders"), propose to sell
2,250,000 shares (the "Firm Shares") of Common Stock, of which 2,050,000 shares are to be issued and sold by the Company and 200,000 shares are to be sold by the Primary Selling Shareholders to the several underwriters named in
Schedule I (the "Underwriters"), who are acting severally and not jointly.
In addition, certain persons named in Schedule III (the "Option Selling Shareholders") propose to grant to the Underwriters an option to purchase up to 337,500 additional shares of Common Stock ("Option Shares"), in the respective amounts set forth opposite their respective names in Schedule III, as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares." The Primary Selling Shareholders and the Option Selling Shareholders are hereinafter collectively referred to as the "Selling Shareholders." Each Selling Shareholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit A (collectively, the "Custody Agreement and Power of Attorney") pursuant to which each Selling Shareholder has placed his Shares in custody and appointed the persons designated therein as a committee (the "Committee") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect thereto and hereto.

----------------------------

*Plus an option to acquire up to 337,500 additional shares to cover over-allotments.

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    You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not already yet become effective. You have also advised the Company that the Underwriters will offer and sell the Shares to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or blue sky laws of such jurisdiction.

The Company and the Selling Shareholders hereby confirm their agreement with the Underwriters as follows:

    Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter that:

         (a) The Company meets the requirements for use of Form S-1 and a registration statement (Registration No. 333-38177) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives.
If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

         (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date (as defined herein) and, if later, the Option Closing Date (as defined herein) and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be

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stated therein in accordance with the Act and the Rules and Regulations.  On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 2(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives or relating to any Selling Shareholder furnished in writing to the Company by such Selling Shareholder specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that (i) the information on the cover page of the Prospectus with respect to price, underwriting discounts and commissions, the terms of the offering and (ii) the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

         (c) The Company is, and at the Closing Date will be, a corporation duly organized, and validly existing under the laws of its jurisdiction of incorporation. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Company ("Material Adverse Effect"). The Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of incorporation and of the by-laws of the Company and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

         (d) The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities

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or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.

         (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Coopers & Lybrand, L.L.P., (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company arising for any reason whatsoever which could have a Material Adverse Effect, (ii) the Company has not incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than in the ordinary course of business or pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

         (g) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (h) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might have a Material Adverse Effect.

         (i) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected and, to the knowledge of the Company, there does not exist any state of facts which constitutes an event of default as defined in such contract or instrument or which, with notice or lapse of time or both,

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would constitute such an event of default, except, in each case, where such failure or default would not have a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it is a party is in default in any respect thereunder. The Company is not, nor at the Closing Date will be, in violation of any provision of its articles of incorporation or by-laws.

         (j) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the execution of this Agreement or the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

         (k) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement by the Representatives constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as rights to indemnity and contribution hereunder may be limited by applicable law. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the articles of incorporation or by-laws of the Company, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except, where any such lien, charge or encumbrance, breach or violation, default, or acceleration would not have a Material Adverse Effect, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company except where any such violation or conflict would not have a Material Adverse Effect.

         (l) There are no holders of securities of the Company having preemptive rights to purchase Common Stock.

         (m) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or except for those which would not have a Material Adverse Effect. The Company has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.

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         (n)  There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

         (p) Neither the Company nor any or its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (q) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (r) Prior to the Effective Date, the Shares will be duly authorized for listing by the Nasdaq National Market, upon official notice of issuance.

         (s) To the Company's knowledge, none of the trademarks, trade names, service marks, service names, copyrights, patents and patent applications, and none of the licenses and rights to the foregoing, presently owned or held by the Company are in dispute or are in conflict with the right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all trademarks, trade names, service marks, service names, copyrights, patents and patent applications, and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted and, to the knowledge of the Company, the foregoing do not infringe upon or otherwise adversely affect the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, trade name, service mark, service name, copyright, patent or patent application except as set forth in the Registration Statement or the Prospectus. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or, to the knowledge of the

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Company, threatened (or circumstances that may give rise to the same) against the Company which challenges the exclusive rights of the Company with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business.

         (t) No labor dispute with the employees of the Company exists or, to the best knowledge of the Company, is imminent that might have a Material Adverse Effect.

         (u) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

    Section 3.     REPRESENTATIONS AND WARRANTIES OF THE SELLING
SHAREHOLDERS. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

         (a) Such Selling Shareholder has full power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney. All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of the Custody Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Shareholder, have been given. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and, assuming the due authorization, execution and delivery by the Representatives constitutes a valid and binding agreement of such Selling Shareholder and is enforceable against such Selling Shareholders in accordance with the terms thereof and hereof subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as rights to indemnity and contribution hereunder may be limited by applicable law.

         (b) Such Selling Shareholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney) and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Shareholder herein. Upon the delivery of and payment for such Shares hereunder, such Selling Shareholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

         (c) On the Closing Date or Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

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         (d)  The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder.

         (e) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions on its part contemplated herein and in the Custody Agreement and Power of Attorney, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Shareholder.

         (f) Such Selling Shareholder has no knowledge of any material fact or condition not set forth in the Registration Statement or Prospectus which has adversely affected, or may have a Material Adverse Effect, and the sale of the Shares proposed to be sold by such Selling Shareholder is not prompted by any such knowledge.

         (g) All information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply with all applicable provisions of the Act and the Rules and Regulations, contains and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (h) Other than as permitted by the Act and the Rules and Regulations, such Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (i) Certificates in negotiable form for the Shares to be sold hereunder by such Selling Shareholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement, under the Custody Agreement and Power of Attorney which appoints David B. Wortman and Stephen R. Head as custodian (the "Custodian") for each Selling

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Shareholder. Such Selling Shareholder agrees that the Shares represented by the certificates held in custody for him or it under the Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Shareholder and the Company, that the arrangements made by such Selling Shareholder for such custody and the appointment of the Custodian and the Committee by such Selling Shareholder are irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Shareholder or the occurrence of any other event. If any Selling Shareholder should die, become disabled or incapacitated or is liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

    Section 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of the offering and (b) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration and is correct and complete in all material respects.

    Section 5.     AGREEMENT TO SELL AND PURCHASE.

         (a) The Company and each of the Primary Selling Shareholders, severally and not jointly, agree to sell to the Underwriters named in
Schedule I, and upon the basis of the respective representations, warranties and agreements of the Company and the Primary Selling Shareholders herein contained and subject to all the terms and conditions of this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Primary Selling Shareholders, at a purchase price of $_____ per share of Common Stock, the respective number of Firm Shares set forth opposite its name on Schedule I.

         (b) Subject to all the terms and conditions of this Agreement, the Option Selling Shareholders grant the Option to the several Underwriters to purchase, severally and not jointly, up to 337,500 Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing on the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Option Selling Shareholders will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each

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Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional Shares.

    Section 6. DELIVERY AND PAYMENT. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable in same day funds to the order of each of the Company and the Selling Shareholders at the office of First Albany Corporation, New York, New York or through the facilities of the Depository Trust Company for the accounts of the several underwriters at 10:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than seven calendar days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

    To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

    Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two (2) business days prior to the Closing Date or the Option Closing-Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

    The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of tax stamps, if any, in connection with the sale of the Shares by the Selling Shareholders shall be borne by the Selling Shareholders. The Company and the Selling Shareholders will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

    Section 7. AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS. The Company and the Selling Shareholders agree, severally and not jointly, with the several Underwriters as follows:

         (a) If the Effective Date of the Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by First Albany Corporation, subparagraph (4)) of Rule 424(b) not later than the earlier of
(A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date.

         (b) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

         (c) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information,
(3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 7(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the registration Statement or Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

         (d) The Company will furnish to the Representatives, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

         (e) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

         (f) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

         (g) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the Effective Date) that will satisfy the provisions of
Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (h) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

         (i) During the period of two years commencing on the Effective Date, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

         (j) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

         (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholders, in such proportions (aggregating 100%) as they may agree upon among themselves, will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Custody Agreement and Power of Attorney, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom shares may be sold, (5) the quotation of the Shares on the National Association of Securities Dealers Automated Quotation System, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 7(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and counsel to the Selling Shareholders and (9) the transfer agent for the Shares.

         (l) If this Agreement shall be terminated by the Company or the Selling Shareholders pursuant to any of the provisions hereof or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations hereunder, the Company and the Selling Shareholders, in such proportions (aggregating 100%) as they may agree among themselves, will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

         (m) Each Selling Shareholder agrees to deliver to First Albany Corporation, Attention: Corporate Finance Department, on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         (n) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

         (o) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

         (p) During the period of six months commencing at the Closing Date, the Company will not, without the prior written consent of the Representatives, grant options to purchase shares of Common Stock at a price less than the fair market value of the Company's Common Stock on the date of the grant.

         (q) On or before the Effective Date, the Company shall provide the Representatives with true copies of duly executed, legally binding and enforceable agreements pursuant to which for a period of six months from the Effective Date, the officers and directors of the Company, holders of all shares of Common Stock and holders of securities exchangeable or exercisable for or convertible into shares of Common Stock, agree that it or he or she will not directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or securities convertible into, exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of Common stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior written consent of First Albany Corporation. In addition, for a period of six months from the Effective Date, the Company will not directly or indirectly issue, offer to sell, offer, sell, contract to sell, pledge or otherwise dispose of or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of First Albany Corporation, except
(i) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee or non-employee director stock options pursuant to the terms of a plan in effect on the date hereof, (iii) issuances of Common Stock pursuant to the Company's employee stock purchase plan, or (iv) the filing with the Commission of registration statements on Form S-8 relating to option plans and employee stock purchase plans in effect on the date hereof.

         (r) The Selling Shareholders will not, for a period of six months after the commencement of the public offering of the Shares, without the prior written consent of First Albany Corporation, sell, contract to sell or otherwise dispose of any shares of Common Stock.

         (s) The Selling Shareholders will not, without the prior written consent of the Representatives, make any bid for or purchase any shares of Common Stock during the six month period commencing on the date hereof.

         (t) As soon as any Selling Shareholder is advised thereof, such Selling Shareholder will advise the Representatives and confirm such advice in writing, (1) of receipt by such Selling Shareholder, or by any representative of such Selling Shareholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any preliminary prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Shareholders in connection with the transactions contemplated by this Agreement and (2) of the happening of any event during the period from and after the Effective Date that in the judgment of such Selling Shareholder makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

    Section 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of each Underwriter are subject to the following conditions:

         (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.

         (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii),
(iii) and (iv).

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

         (e) Each of the representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Shareholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Shareholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

         (f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Ice, Miller, Donadio & Ryan, counsel to the Company and the Selling Shareholders, to the effect set forth in Exhibit B.

         (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

         (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives and the Board of Directors of the Company a "comfort" letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent public accountants within the meaning of the act and the applicable published Rules and Regulations thereunder and stating to the effect that:

              i) in their opinion the financial statements and schedules and summary of earnings examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

              ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                   (A) the unaudited financial statement and summary of earnings included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                   (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net current assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                   (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in net sales or net operating income in the total or per share amounts of net income, except in all cases set forth in clauses B and C above, for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

              iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the "comfort" letter from the Accountants, that nothing has come to their attention during the period from the date of the "comfort" letter to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

         (i) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer, in form and substance satisfactory to the Representatives, to the effect that:

              i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) to the signer's knowledge, as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the Effective Date no event has occurred of which the signer has knowledge as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

              ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is dated, true and correct in all material respects.

              iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

              iv) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

         (j) Concurrently with the execution and delivery of this Agreement and at the Closing Date and, as to the Option Shares, the Option Closing Date, there shall have been furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by the Committee on behalf of each of the Selling Shareholders, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of each of the Selling Shareholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Shareholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

         (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 7(n).

         (l) The Shares shall be qualified for sale in such states as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

         (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (n) The Company and the Selling Shareholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Shareholders herein, as to the performance by the Company and the Selling Shareholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

    Section 9. QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms that at its request First Albany Corporation has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares. The Company and the Selling Shareholders will severally and not jointly indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any of the Selling Shareholders shall be obligated to indemnify or hold harmless the QIU against any loss, claim, damage or liability arising from or related to the gross negligence or willful misconduct of the QIU; provided further, that each Selling Shareholder shall only be subject to liability under this Section to the extent such liability arises out of or is based upon any untrue statement or alleged untrue statement or upon an omission or alleged omission based upon information provided by such Selling Shareholder or contained in a representation or warranty given by such Selling Shareholder in this Agreement or the Custody Agreement; and provided, further, that the liability under this Section of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder from the sale of Common Stock sold by such Selling Shareholder hereunder.

    Section 10.    INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, provided that the Company and the Selling Shareholders will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, and provided further that the Company and the Selling Shareholders will not be liable to any Underwriter, the directors, officer, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such Person. The Company and the Selling Shareholders acknowledge that (i) the information on the cover page of the Prospectus with respect to price, underwriting discounts and omissions and terms of the offering and (ii) the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company or any Selling Shareholder might otherwise have.

         (b) Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2, may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

         (c) Each Selling Shareholder will indemnify and hold harmless the Company and the Underwriters, each person, if any, who controls the Company and the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only so far as losses, claims, liabilities, expenses and damages arise out of or are based on any untrue statement or omission made in reliance on and in conformity with information relating to any Selling Shareholder furnished in writing to the Company or Underwriters by such Shareholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

         (d) Each Underwriter will indemnify and hold harmless the Company, the Selling Shareholders, each person, if any, who controls the Company or the Selling Shareholders within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only insofar as losses, claims, liabilities, expenses and damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus or arise out of, or are based upon a failure or alleged failure of such Underwriter to deliver the Prospectus as required by applicable laws. The Company and the Selling Shareholders acknowledge that (i) information on the cover page of the Prospectus with respect to price underwriting discounts and commissions and the terms of the offering and (ii) the statements set forth under the heading "Underwriting" in any preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

         (e) Any party that proposes to assert the right to be indemnified under Section 9 or this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under Section 9 or this
Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 9 or this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (l) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 or the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders or the Underwriters, the Company, the Selling Shareholders and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Shareholders from persons other than the Underwriters, such as persons who control the Company or the Selling Shareholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company or the Selling Shareholders and any one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover of the Prospectus bears to the public offering price appearing on the cover and the Company and the Selling Shareholders are responsible in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Selling Shareholders. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statement or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of shares of Common Stock sold by such Shareholder in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

    The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purpose of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(e), no Underwriter shall be required contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 10(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         (g) The indemnity and contribution agreements contained in Section 9 and this Section 10 and the representations and warranties of the Company, the Underwriters and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

    Section 11.    TERMINATION.   The obligations of the several Underwriters
under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing
Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or
(iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable to market the Shares.

    Section 12. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to
Section 5 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refuse to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the

Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 12. Any action taken pursuant to this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    Section 13. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Made2Manage Systems, Inc., 9002 Purdue Road, Indianapolis, IN 46268, Attention: David B. Workman or (b) if to the Underwriters, to the Representatives at the offices of (i) First Albany Corporation, One Penn Plaza, 42nd Floor, New York, New York 10119, Attention: Corporate Finance Department, (ii) RvR Securities Corp., One Bush Street, San Francisco, CA 94104, Attention: ____________________; and (iii) Van Kasper & Company, 600
California Street, Suite 1700, San Francisco, CA 94108, Attention ____________________. Any such notice shall be effective only upon receipt. Any notice under Section 10 or 11 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

    This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Shareholders and of the controlling persons, directors and officers referred to in Section 9, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

    The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives -- jointly or by First Albany Corporation -- will be binding upon all the Underwriters. David B. Wortman and Stephen R. Head will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by David B. Wortman and Stephen R. Head will be binding upon the Selling Shareholders.

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

    This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

    In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
 This Agreement shall supersede any agreement or understanding, oral or written, express or implied, between the Company, the Selling Shareholders and the Underwriters relating to the sale of any of the Shares.

    No change, amendment or supplement to, or waiver of this Agreement or any term, provision or condition contained herein, shall be valid or of any effect, unless in writing and signed by the party against whom such is asserted.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                             Very truly yours,

                             MADE2MANAGE SYSTEMS, INC.


                             By:____________________________________
                                  Name:
                                  Title:


                             The Selling Shareholders Named on
                             Schedule II and III Hereto


                             By:_____________________________________
                                  Attorney-in-Fact



Confirmed as of the date first
above mentioned:

FIRST ALBANY CORPORATION
VAN KASPER & COMPANY
RvR SECURITIES CORP.

    Acting on behalf of themselves
    and as the Representatives
    of the other several Underwriters
    named in Schedule II hereof.

BY: FIRST ALBANY CORPORATION


By:___________________________________
    Name:
    Title:

                                      SCHEDULE I
                                     UNDERWRITERS


                   Name                              Number of Shares
                   ----                              ----------------
            First Albany Corporation                 _______________

            Van Kasper & Company                     _______________

            RvR Securities Corp.                     _______________




                          Total                      _______________

                                     SCHEDULE II
                             PRIMARY SELLING SHAREHOLDERS


                 Name                   Number of Shares
                 ----                   ----------------

                                           ____________

                                           ____________


                        Total              ____________

                                     SCHEDULE III
                             OPTION SELLING SHAREHOLDERS



                 Name                   Number of Shares
                 ----                   ----------------

                                           ____________


                        Total              ____________

                                                                EXHIBIT B

                       Matters to be Covered in the Opinion of

                            Ice Miller Donadio & Ryan


    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

    2. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus;

    3. The Company is duly qualified to do business as a foreign corporation and is in good standing in the following jurisdictions:
____________________________________;

    4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; all outstanding shares of Convertible Preferred Stock of the Company shall automatically convert into shares of Common Stock as of the Closing as described in the Prospectus; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right or other rights to subscribe for or purchase securities or, except to the extent any such violations would not be material to the Company (whether because of the magnitude of the violation, because any claims thereof would be barred by the statute of limitations or otherwise), in violation of any applicable federal or state securities laws or in violation of any applicable federal or state securities laws, provided that in rendering their opinion as to non-violation of federal and state securities laws, such counsel may assume, unless counsel has knowledge of facts that may render such assumption unreasonable, that any purchasers had, to the extent relevant and represented by such purchasers in writing, any required investment intent;

    5. The Company has corporate power and authority to enter into the Agreement and to carry out all the terms and provisions thereof;

    6. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares to be sold by the Company do not (A) conflict with, violate, result in a breach of or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Articles of Incorporation or By-laws of the Company or any agreement (including, without limitation, an agreement with respect to registration rights) to which the Company is a party or by which it or any of its properties or assets is bound and which is known to such counsel or (B) result in violation of any federal or Indiana law, rule or regulation or, to

________________________

(1) In rendering this opinion, counsel may rely as to questions of law not involving the laws of the United States or the State of Indiana on opinions of local counsel (provided that such counsel states that they believe they and the Underwriters are justified in relying thereon) and, as to questions of fact, upon representations or certificates of officers of the Company and government officials, in which case their opinion is explicitly to state that they are so relying thereon and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representative and counsel to the Underwriters.

the knowledge of such counsel, any writ, judgment, order, injunction or decree of any government, governmental body, agency or court or any arbitration tribunal having jurisdiction over the Company or any of its properties, which violation would have a Material Adverse Effect/

    7. The Shares to be sold by the Company are duly authorized and, when issued and delivered against payment in full therefor, will be validly issued, fully paid, non-assessable, and free of preemptive rights;

    8. The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Agreement by the Representatives, is the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions of the Underwriting Agreement may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

    9. Except for the order of the Commission making the Registration Statement effective, similar authorizations required under the securities or Blue Sky laws of certain jurisdictions (as to which such counsel need express no opinion), no consent, approval, authorization or other order of any federal or Indiana governmental body or, to the knowledge of such counsel, other person is required in connection with the authorization, issuance, sale and delivery of the Shares and the execution, delivery and performance by the Company of the Underwriting Agreement;

    10. The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

    11. The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included therein, as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. The Company satisfies the requirements for filing a registration statement on Form S-1;

    12. The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock," to the extent they constitute matters of law or legal conclusions, has been reviewed by such counsel and is correct and the form of certificate for the Shares complies with Indiana law;

    13. The description in the Registration Statement and the Prospectus of the articles of incorporation and bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present in an material respects the information required to be presented by the Securities Act and the Rules and Regulations;

    14. To the knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

    15. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or of a character which are required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the applicable Rules and Regulations, other than those described therein;

    16. To the knowledge of such counsel, the Company is not presently in breach of, or in default under, any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or, without limitation, other agreement or instrument to which the Company is a party or by which any of its properties are bound that, individually or in the aggregate, would have a Material Adverse Effect;

    17. To the knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock, Preferred Stock or other securities of the Company have registration rights with respect to any securities of the Company; and

    18.  With respect to each Selling Shareholder:

         (A) each Selling Shareholder has the full right, power and authority to enter into the Underwriting Agreement and the Custody Agreement and to carry out all the terms and provisions thereof;

         (B) the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney have been duly authorized, executed and delivered by each Selling Shareholder and, assuming due authorization, execution and delivery by the Representatives and/or Custodian, as applicable, the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable agreements or instruments of such Selling Shareholder, except insofar as the indemnification and contribution provisions of the Underwriting Agreement may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

         (C) assuming that (i) the Underwriters have no notice of any adverse claims with respect to the Shares being sold hereunder by such Selling Shareholder, and (ii) the certificates representing the Shares being sold by such Selling Shareholder are delivered to the Underwriters duly endorsed or accompanied by a duly executed assignment separate from certificate in the State of Indiana, the delivery by such Selling Shareholder to the several Underwriters of certificates for the Shares being sold hereunder by such Selling Shareholder against payment therefor as provided herein, will convey good and marketable title to such Shares to the several

Underwriters, free and clear of all "adverse claims" (as that term is defined in Section 8302 of the Commercial Code of the State of California); and

         (D) the sale of the Shares to the Underwriters by such Selling Shareholder pursuant to the Underwriting Agreement, the compliance by such Selling Shareholder with the other provisions of the Underwriting Agreement and the Custody Agreement, and the consummation of the other transactions therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or, to the knowledge of such counsel, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties are bound or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Shareholder.

         In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company, the Representatives and counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the Registration Statement became effective, the Registration Statement (except as to financial statement, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Such opinion shall also state that Underwriters' counsel is entitled to rely thereon. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
(1991) or any comparable state accord.